Exhibit 10.2

FOURTH AMENDMENT

REVISED HOME OFFICE PENSION PLAN OF LEVI STRAUSS & CO.

WHEREAS, Levi Strauss & Co. (“LS&CO.”) maintains the Revised Home Office Pension Plan of Levi Strauss & Co. (the “Plan”) to provide retirement benefits for its eligible employees; and

WHEREAS, pursuant to Section 17.1 of the Plan, the Board of Directors of LS&CO. is authorized to amend the Plan at any time and for any reason; and

WHEREAS, LS&CO. desires to amend the Plan, effective November 29, 2004, to cease the future accrual of benefits for all but a select group of Members (the “Transition Group”); and

WHEREAS, LS&CO. further desires to close participation to any new members effective November 29, 2004.

NOW THEREFORE BE IT RESOLVED, the Plan is hereby amended in the following respects:

1.	Section 1.1 is amended, effective November 29, 2004, to include the following paragraph at the end thereof:

“Levi Strauss & Co. amends the Plan, effective November 29, 2004, as follows: (i) no new participants will be admitted after November 28, 2004; (ii) except as provided in (iii), Member benefits under the Plan are frozen as of November 29, 2004; and (iii) the Plan will continue to count compensation for purposes of benefit accrual for Members who are at least age 50 and have at least 10 Years of Service as of November 28, 2004.”

2.	Section 2.31 is amended, effective November 29, 2004, to read as follows:

“2.31 ‘Final Average Compensation’ means a Member’s highest average annual Compensation for the five (5) consecutive Fiscal Years out of the ten (10) consecutive Fiscal Years immediately preceding the earliest of (i) November 29, 2004, (ii) the Member’s Retirement Date, or (iii) the date such Member terminates Service. Item (i), above, shall not apply to Transition Group members. For purposes of determining a Member’s five (5) consecutive Fiscal Years, any Fiscal Year in which a Member (1) does not receive a full Year of Benefit Service, and (2) is not an Employee as of the last working day of such Fiscal Year, shall be disregarded, including for purposes of determining such Member’s consecutive Fiscal Years. If the Member has been employed with the Company or an Affiliated Company for less than ten (10) consecutive Fiscal Years as of the applicable limitation date set forth above, such Member’s Final Average Compensation will be computed based on the consecutive Fiscal Years (not in excess of five (5) Fiscal Years), subject to the limitation described above, in which his or her average annual Compensation was highest.

In the event a Member’s “Final Average Compensation,” as computed under the preceding paragraph, would equal zero dollars ($0.00), then such Member’s “Final Average Compensation” means twelve (12) times his or her highest average monthly Compensation for the sixty (60) consecutive months out of the ten (10) consecutive Fiscal Years immediately preceding the earliest of (i) November 29, 2004, (ii) the Member’s Retirement Date, or (iii) the date such Member terminates Service. Item (i), above, shall not apply to Transition Group members. For purposes of determining a Member’s sixty (60) consecutive months, such Member’s consecutive months as well as any month in which he or she does not receive one-twelfth ( 1/12) of a Year of Benefit Service shall be disregarded. The preceding sentence shall not apply to Transition Group members after November 28, 2004. If the Member has been employed with the Company or an Affiliated Company for less than ten (10) consecutive Fiscal Years as of the applicable limitation date described above, such Member’s Final Average Compensation will be computed based on the consecutive months (not in excess of sixty (60) months), subject to the limitation described above, in which his or her average monthly Compensation was highest.”

3.	Section 2.44 is hereby amended to add the following sentence to the end thereof:

“Effective as of November 29, 2004, no Eligible Employee shall become a Member under the Plan.”

4.	Section 2.45 is hereby amended to add the following sentence to the end thereof:

“Effective as of November 29, 2004, the Plan shall no longer have a Membership Date.”

5.	Section 2.70 is amended to add the following sentence to the end thereof:

“Notwithstanding the foregoing, effective November 29, 2004, no Employee shall accrue Service for purposes of determining Years of Benefit Service under Section 2.88.”

6.	Section 2.72 is amended in its entirety, effective November 29, 2004, to read as follows:

“2.72 “Social Security Benefit” means the annual amount of old-age insurance benefits payable to a Member upon the later of his or her 65th birthday or Retirement Date, which shall be computed under the Federal Social Security Act as in effect on the date (not later than the date of the Member’s termination of Service, including the date that the Member is determined to be Totally and Permanently Disabled) as of which such computation is made (the “Computation Date”). For purposes of this Section 2.72, the following assumptions shall apply:

(a) There are no increases in the level of such old-age insurance benefits after such Computation Date;

(b) If the Member retired on an Early Retirement Date, the Member is not paid any Compensation on or after his or her Early Retirement Date;

(c) If the Member terminated Service other than on his or her Early Retirement Date and before his or her 65th birthday, the Member continues to be paid annual Compensation from such Computation Date until his or her 65th birthday at his or her annual rate of Compensation in effect on such Computation Date;

(d) The Member does not fail to qualify for, or lose such old-age insurance benefits, by failure to apply for such benefits, entry into covered employment, or otherwise;

(e) Effective November 28, 2004, the Member continues to be paid annual Compensation at his or her annual rate of Compensation in effect on that date until the earlier of (i) the Member’s Early Retirement Date, or (ii) his or her 65th birthday.”

7.	A new Section 2.80.1 is added to read as follows:

“2.80.1 “Transition Group” means those Members who, as of November 28, 2004, (i) are at least age 50, (ii) have at least ten (10) Years of Service; (iii) are actively employed by the Company or an Affiliated Company; and (iv) did not have compensation (as determined under Section 2.33) greater than $125,000 in the prior Plan Year. Notwithstanding the foregoing, item (iv) shall not apply to any Member in any Plan Year for which LS&CO. determines that the Plan would satisfy nondiscrimination requirements if such Member is allowed to participate.”

8.	Section 2.88 is hereby amended to include the following sentence at the end thereof:

“Effective November 29, 2004, notwithstanding any provision to the contrary, Members shall cease to accrue Years of Benefit Service.”

9.	Section 3.1 is hereby amended to include the following sentence at the end thereof:

“Effective as of November 29, 2004, no Eligible Employee shall become a Member under the Plan.”

10.	Section 3.3 is amended to add a new subparagraph (d) to the end thereof as follows:

“(d) Notwithstanding the foregoing subparagraphs (a), (b) and (c), if a Member or former Member terminates employment with the Company or any Affiliated Company and is rehired by the Company or an Affiliated Company after November 28, 2004, such Member or former Member may not recommence active membership in the Plan unless (i) the Member or former Member met the requirements to be in the Transition Group at the time of termination, and (ii) the Member or former Member did not incur five (5) consecutive One-Year Periods of Severance before being rehired by the Company or an Affiliated Company. If the Member or former Member satisfies the requirements of this paragraph, he or she shall become an active Member in the Transition Group on his or her rehire date.”

11.	A new Section 3.6 is added to read as follows:

“3.6 Plan Freeze.

(a) Generally. Except as described below under subparagraph (b), effective November 29, 2004, all active membership in the Plan shall cease. Except as otherwise provided for Transition Group Members, this means that Members will not accrue additional Years of Benefit Service, and Compensation will no longer be credited for purposes of determining the Member’s Final Average Compensation.

(b) Transition Group. Notwithstanding subparagraph (a) above, only Members in the Transition Group may continue active membership, subject to the terms of the Plan, because they may continue to earn credit for Compensation after November 28, 2004, for purposes of determining the Member’s Final Average Compensation.”

12.	A new Section 9.7 is added, effective November 29, 2004, to read as follows:

“9.7 Limitations on Transition Group Payment. Eligibility for participation in the Transition Group is subject to applicable nondiscrimination rules under the Code. If any Member’s eligibility for the Transition Group would cause the Plan to violate applicable nondiscrimination rules, the highest paid Members shall be excluded from the Transition Group until the Plan satisfies such rules.”

13.	The Plan is amended, effective November 29, 2004 to change any reference in the Plan to “Employee Investment Plan” or “EIP” wherever those terms appear with “Employee Savings and Investment Plan” or “ESIP, respectively.”

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IN WITNESS WHEREOF, the undersigned has caused this Amendment to be executed this 11th day of October, 2004.

LEVI STRAUSS &CO.

By:	/s/ Fred D. Paulenich
Fred D. Paulenich
Senior Vice President of Worldwide Human Resources

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